Exhibit 99.1
News Release
USA Compression Partners, LP
111 Congress Avenue, Suite 2400
Austin, Texas 78701
usacompression.com
USA Compression Partners, LP Reports Second Quarter 2020 Results; Updates 2020 Outlook
AUSTIN, Texas, August 4, 2020 — USA Compression Partners, LP (NYSE: USAC) (“USA Compression” or the “Partnership”) announced today its financial and operating results for the second quarter 2020.
Second Quarter 2020 Highlights
•Total revenues were $168.7 million for the second quarter 2020, compared to $173.7 million for the second quarter 2019.
•Net income was $2.7 million for the second quarter 2020, compared to $9.9 million for the second quarter 2019.
•Net cash provided by operating activities was $97.4 million for the second quarter 2020, compared to $99.8 million for the second quarter 2019.
•Adjusted EBITDA was $105.5 million for the second quarter 2020, compared to $104.7 million for the second quarter 2019.
•Distributable Cash Flow was $58.7 million for the second quarter 2020, compared to $54.1 million for the second quarter 2019.
•Announced cash distribution of $0.525 per common unit for the second quarter 2020, consistent with the second quarter 2019.
•Distributable Cash Flow Coverage was 1.15x for the second quarter 2020, compared to 1.14x for the second quarter 2019.
“USA Compression reported a solid second quarter, driven by the stability of our large horsepower business model, a strong customer base and the benefits of certain cost saving and capital spending decisions taken at the end of the first quarter,” commented Eric D. Long, USA Compression’s President and Chief Executive Officer. “Business activity, while reduced from earlier in the year and the recent past, continues to reflect the resiliency of natural gas demand in this country. Based on what we are hearing from our customers, we are optimistic that as the remainder of the year plays out, we will see relative stability going forward and potentially some pickup towards the end of 2020.”
He continued, “We continue to manage through extraordinary times in the energy industry. While we are seeing general business activity picking up as different areas of the country open back up from pandemic-related lockdowns, the general consensus seems to be that things didn’t get as bad as many had feared. During the past quarter, we worked with our customers, as we have in previous times of market weakness, to serve as a flexible service provider for their compression requirements. Our current expectations are for the third quarter to represent the low point of this cycle, and we are focused on managing through that period and positioning USA Compression for future quarters.”
“The long-term future for natural gas demand in this country continues to be favorable, and our services fit right in the middle of that dynamic. As some producing areas start to see declines in natural gas volumes, especially in associated gas regions, we expect other areas will make up for any decreases, all in an effort to provide balance to the supply / demand equation. As we noted in past down cycles when gas production comes back online without supportive drilling activity, additional compression services are generally needed to maintain natural gas delivery capability as reservoir pressures decline. This and other factors are the basis for expected improvement for compression services as we look toward 2021. We will continue to be prudent in our capital spending, and look for ways to use our existing fleet of assets to serve customer needs.”
Expansion capital expenditures were $22.8 million, maintenance capital expenditures were $4.4 million and cash interest expense, net was $29.9 million for the second quarter 2020.
On July 21, 2020, the Partnership announced a second quarter cash distribution of $0.525 per common unit, which corresponds to an annualized distribution rate of $2.10 per common unit. The distribution will be paid on August 10, 2020 to common unitholders of record as of the close of business on July 31, 2020. For the second quarter 2020, the Partnership’s Distributable Cash Flow Coverage was 1.15x.

Operational and Financial Data

	Three Months Ended
	June 30, 2020	March 31, 2020	June 30, 2019
Operational data:
Fleet horsepower (at period end)	3,718,092	3,705,550	3,657,362
Revenue generating horsepower (at period end)	3,125,909	3,316,666	3,259,795
Average revenue generating horsepower	3,191,348	3,320,724	3,270,379
Revenue generating compression units (at period end)	4,206	4,516	4,518
Horsepower utilization (at period end) (1)	86.2%	92.0%	94.5%
Average horsepower utilization (for the period) (1)	88.0%	92.5%	94.6%

Financial data ($ in thousands, except per horsepower data):
Revenue	$168,651	$178,999	$173,675
Average revenue per revenue generating horsepower per month (2)	$16.79	$16.89	$16.60
Net income (loss) (3)	$2,684	$(602,461)	$9,949
Operating income (loss) (3)	$34,894	$(569,710)	$42,891
Net cash provided by operating activities	$97,355	$50,077	$99,817
Gross margin	$58,345	$61,072	$60,647
Adjusted gross margin (4)(5)	$118,683	$119,834	$117,430
Adjusted gross margin percentage	70.4%	66.9%	67.6%
Adjusted EBITDA (5)	$105,481	$106,184	$104,708
Adjusted EBITDA percentage	62.5%	59.3%	60.3%
Distributable Cash Flow (5)	$58,686	$54,702	$54,062
________________________
(1)Horsepower utilization is calculated as (i) the sum of (a) revenue generating horsepower; (b) horsepower in the Partnership’s fleet that is under contract but is not yet generating revenue; and (c) horsepower not yet in the Partnership’s fleet that is under contract but not yet generating revenue and that is subject to a purchase order, divided by (ii) total available horsepower less idle horsepower that is under repair.
Horsepower utilization based on revenue generating horsepower and fleet horsepower was 84.1%, 89.5% and 89.1% at June 30, 2020, March 31, 2020 and June 30, 2019, respectively.
Average horsepower utilization based on revenue generating horsepower and fleet horsepower was 86.0%, 89.8% and 89.9% for the three months ended June 30, 2020, March 31, 2020 and June 30, 2019, respectively.
(2)Calculated as the average of the result of dividing the contractual monthly rate for all units at the end of each month in the period by the sum of the revenue generating horsepower at the end of each month in the period.
(3)The Partnership’s net loss and operating loss for the first quarter 2020 included a $619.4 million charge due to non-cash impairment of goodwill. The $619.4 million goodwill impairment charge was due to the asset carrying amount exceeding fair value as of March 31, 2020. The impairment charge did not impact the Partnership’s cash flows, liquidity position or compliance with debt covenants.
(4)Adjusted gross margin was previously presented as gross operating margin. The definition of Adjusted gross margin is identical to the definition of gross operating margin previously presented. For the definition of Adjusted gross margin, see the “Non-GAAP Financial Measures” section below.
(5)Adjusted gross margin, Adjusted EBITDA and Distributable Cash Flow are all non-U.S. generally accepted accounting principles (“Non-GAAP”) financial measures. For the definition of each measure, as well as reconciliations of each measure to its most directly comparable financial measures calculated and presented in accordance with GAAP, see “Non-GAAP Financial Measures” below.
Liquidity and Long-Term Debt
As of June 30, 2020, the Partnership was in compliance with all covenants under its $1.6 billion revolving credit facility. As of June 30, 2020, the Partnership had outstanding borrowings under the revolving credit facility of $447.8 million, $1.2 billion of borrowing base availability and, subject to compliance with the applicable financial covenants, available borrowing capacity of $151.1 million. As of June 30, 2020, the outstanding aggregate principal amount of the Partnership’s 6.875% senior notes due 2026 and 6.875% senior notes due 2027 was $725.0 million and $750.0 million, respectively.

Full-Year 2020 Outlook
USA Compression is updating its full-year 2020 guidance as follows:
•Net loss range of $600.0 million to $580.0 million;
•A forward-looking estimate of net cash provided by operating activities is not provided because the items necessary to estimate net cash provided by operating activities, in particular the change in operating assets and liabilities, are not accessible or estimable at this time. The Partnership does not anticipate the changes in operating assets and liabilities to be material, but changes in accounts receivable, accounts payable, accrued liabilities and deferred revenue could be significant, such that the amount of net cash provided by operating activities would vary substantially from the amount of projected Adjusted EBITDA and Distributable Cash Flow;
•Adjusted EBITDA range of $395.0 million to $415.0 million; and
•Distributable Cash Flow range of $195.0 million to $215.0 million.
Conference Call
The Partnership will host a conference call today beginning at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) to discuss second quarter 2020 performance. The call will be broadcast live over the Internet. Investors may participate either by phone or audio webcast.

By Phone:	Dial 800-353-6461 inside the U.S. and Canada at least 10 minutes before the call and ask for the USA Compression Partners Earnings Call. Investors outside the U.S. and Canada should dial 334-323-0501. The conference ID for both is 1265232.

A replay of the call will be available through August 14, 2020. Callers inside the U.S. and Canada may access the replay by dialing 888-203-1112. Investors outside the U.S. and Canada should dial 719-457-0820. The conference ID for both is 1265232.

By Webcast:	Connect to the webcast via the “Events” page of USA Compression’s Investor Relations website at http://investors.usacompression.com. Please log in at least 10 minutes in advance to register and download any necessary software. A replay will be available shortly after the call.
About USA Compression Partners, LP
USA Compression Partners, LP is a growth-oriented Delaware limited partnership that is one of the nation’s largest independent providers of natural gas compression services in terms of total compression fleet horsepower. USA Compression partners with a broad customer base composed of producers, processors, gatherers and transporters of natural gas and crude oil. USA Compression focuses on providing natural gas compression services to infrastructure applications primarily in high-volume gathering systems, processing facilities and transportation applications. More information is available at usacompression.com.
Non-GAAP Financial Measures
This news release includes the Non-GAAP financial measures of Adjusted gross margin, Adjusted EBITDA, Distributable Cash Flow and Distributable Cash Flow Coverage Ratio.
Adjusted gross margin is defined as revenue less cost of operations, exclusive of depreciation and amortization expense. Management believes that Adjusted gross margin is useful as a supplemental measure to investors of the Partnership’s operating profitability. Adjusted gross margin is impacted primarily by the pricing trends for service operations and cost of operations, including labor rates for service technicians, volume and per unit costs for lubricant oils, quantity and pricing of routine preventative maintenance on compression units and property tax rates on compression units. Adjusted gross margin should not be considered an alternative to, or more meaningful than, gross margin, its most directly comparable GAAP financial measure, or any other measure of financial performance presented in accordance with GAAP. Moreover, Adjusted gross margin as presented may not be comparable to similarly titled measures of other companies. Because the Partnership capitalizes assets, depreciation and amortization of equipment is a necessary element of its costs. To compensate for the limitations of Adjusted gross margin as a measure of the Partnership’s performance, management believes that it is important to consider gross margin determined under GAAP, as well as Adjusted gross margin, to evaluate the Partnership’s operating profitability.
Management views Adjusted EBITDA as one of its primary tools for evaluating the Partnership’s results of operations, and the Partnership tracks this item on a monthly basis both as an absolute amount and as a percentage of revenue compared to the prior month, year-to-date, prior year and budget. The Partnership defines EBITDA as net income (loss) before net interest expense, depreciation and amortization expense, and income tax expense. The Partnership defines Adjusted EBITDA as EBITDA plus impairment of compression equipment, impairment of goodwill, interest income on capital lease, unit-based compensation expense (income), severance charges, certain transaction fees, loss (gain) on disposition of assets and other. Adjusted EBITDA is used as a supplemental financial measure by management and external users of its financial statements, such as investors and commercial banks, to assess:
•the financial performance of the Partnership’s assets without regard to the impact of financing methods, capital structure or historical cost basis of the Partnership’s assets;
•the viability of capital expenditure projects and the overall rates of return on alternative investment opportunities;
•the ability of the Partnership’s assets to generate cash sufficient to make debt payments and pay distributions; and
•the Partnership’s operating performance as compared to those of other companies in its industry without regard to the impact of financing methods and capital structure.
Management believes that Adjusted EBITDA provides useful information to investors because, when viewed with GAAP results and the accompanying reconciliations, it provides a more complete understanding of the Partnership’s performance than GAAP results alone. Management also believes that external users of its financial statements benefit from having access to the same financial measures that management uses in evaluating the results of the Partnership’s business.
Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income (loss), operating income (loss), cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP as measures of operating performance and liquidity. Moreover, Adjusted EBITDA as presented may not be comparable to similarly titled measures of other companies.
Distributable Cash Flow is defined as net income (loss) plus non-cash interest expense, non-cash income tax expense, depreciation and amortization expense, unit-based compensation expense (income), impairment of compression equipment, impairment of goodwill, certain transaction fees, severance charges, loss (gain) on disposition of assets, proceeds from insurance recovery and other, less distributions on the Partnership’s Series A Preferred Units (“Preferred Units”) and maintenance capital expenditures.
Distributable Cash Flow should not be considered as an alternative to, or more meaningful than, net income (loss), operating income (loss), cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP as measures of operating performance and liquidity. Moreover, the Partnership’s Distributable Cash Flow as presented may not be comparable to similarly titled measures of other companies.
Management believes Distributable Cash Flow is an important measure of operating performance because it allows management, investors and others to compare basic cash flows the Partnership generates (after distributions on the Partnership’s Preferred Units but prior to any retained cash reserves established by the Partnership’s general partner and the effect of the Distribution Reinvestment Plan) to the cash distributions the Partnership expects to pay its common unitholders.
Distributable Cash Flow Coverage Ratio is defined as Distributable Cash Flow divided by distributions declared to common unitholders in respect of such period. Management believes Distributable Cash Flow Coverage Ratio is an important measure of operating performance because it allows management, investors and others to gauge the Partnership’s ability to pay distributions to common unitholders using the cash flows the Partnership generates. The Partnership’s Distributable Cash Flow Coverage Ratio as presented may not be comparable to similarly titled measures of other companies.
This news release also contains a forward-looking estimate of Adjusted EBITDA and Distributable Cash Flow projected to be generated by the Partnership in its 2020 fiscal year. A forward-looking estimate of net cash provided by operating activities and reconciliations of the forward-looking estimates of Adjusted EBITDA and Distributable Cash Flow to net cash provided by operating activities are not provided because the items necessary to estimate net cash provided by operating activities, in particular the change in operating assets and liabilities, are not accessible or estimable at this time. The Partnership does not anticipate the changes in operating assets and liabilities to be material, but changes in accounts receivable, accounts payable, accrued liabilities and deferred revenue could be significant, such that the amount of net cash provided by operating activities would vary substantially from the amount of projected Adjusted EBITDA and Distributable Cash Flow.
See “Reconciliation of Non-GAAP Financial Measures” for Adjusted gross margin reconciled to gross margin, Adjusted EBITDA reconciled to net income (loss) and net cash provided by operating activities, and net income (loss) and net cash provided by operating activities reconciled to Distributable Cash Flow and Distributable Cash Flow Coverage Ratio.
Forward-Looking Statements
Some of the information in this news release may contain forward-looking statements. These statements can be identified by the use of forward-looking terminology including “may,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “continue,” “if,” “project,” “outlook,” “will,” “could,” “should,” or other similar words or the negatives thereof, and include the Partnership’s expectation of future performance contained herein, including as described under “Full-Year 2020 Outlook.” These statements discuss future expectations, contain projections of results of operations or of financial condition, or state other “forward-looking” information. You are cautioned not to place undue reliance on any forward-looking statements, which can be affected by assumptions used or by known risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors noted below and other cautionary statements in this news release. The risk factors and other factors noted throughout this news release could cause actual results to differ materially from those contained in any forward-looking statement. Known material factors that could cause the Partnership’s actual results to differ materially from the results contemplated by such forward-looking statements include:
•changes in the long-term supply of and demand for crude oil and natural gas, including as a result of uncertainty regarding the length of time it will take for the United States and the rest of the world to slow the spread of COVID-19 to the point where applicable authorities are comfortable continuing to ease, or declining to reinstate certain restrictions on various commercial and economic activities; such restrictions are designed to protect public health but also have the effect of significantly reducing demand for crude oil and natural gas;
•the severity and duration of world health events, including the recent COVID-19 outbreak, related economic repercussions, actions taken by governmental authorities and other third parties in response to the pandemic and the resulting severe disruption in the oil and gas industry and negative impact on demand for oil and gas, which continues to negatively impact our business;
•changes in general economic conditions and changes in economic conditions of the crude oil and natural gas industries specifically, including the ability of members of the Organization of the Petroleum Exporting Countries (“OPEC”) and Russia (together with OPEC and other allied producing countries, “OPEC+”) to agree on and comply with supply limitations;
•uncertainty regarding the timing, pace and extent of an economic recovery in the United States and elsewhere, which in turn will likely affect demand for crude oil and natural gas and therefore the demand for the compression and treating services we provide and the commercial opportunities available to us;
•the deterioration of the financial condition of our customers, which may result in the initiation of bankruptcy proceedings with respect to customers;
•renegotiation of material terms of customer contracts no longer in primary term;
•competitive conditions in our industry;
•our ability to realize the anticipated benefits of acquisitions;
•actions taken by our customers, competitors and third-party operators;
•changes in the availability and cost of capital;
•operating hazards, natural disasters, epidemics, pandemics (such as COVID-19), weather-related delays, casualty losses and other matters beyond our control;
•operational challenges relating to the COVID-19 pandemic and efforts to mitigate the spread of the virus, including logistical challenges, protecting the health and well-being of our employees, remote work arrangements, performance of contracts and supply chain disruptions;
•the effects of existing and future laws and governmental regulations;
•the effects of future litigation;
•factors described in Part I, Item 1A (“Risk Factors”) of the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the Securities and Exchange Commission (the “SEC”) on February 18, 2020, Part II Item 1A (“Risk Factors”) of the Partnership’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which was filed with the SEC on May 5, 2020, and subsequently filed reports; and
•other factors discussed in the Partnership’s filings with the SEC.
All forward-looking statements speak only as of the date of this news release and are expressly qualified in their entirety by the foregoing cautionary statements. Unless legally required, the Partnership undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Unpredictable or unknown factors not discussed herein also could have material adverse effects on forward-looking statements.
Investor Contacts:
USA Compression Partners, LP
Matthew C. Liuzzi
Chief Financial Officer
512-369-1624
ir@usacompression.com

USA COMPRESSION PARTNERS, LP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per unit amounts – Unaudited)

	Three Months Ended
	June 30, 2020	March 31, 2020	June 30, 2019
Revenues:
Contract operations	$162,993	$172,794	$162,937
Parts and service	2,736	3,048	4,400
Related party	2,922	3,157	6,338
Total revenues	168,651	178,999	173,675
Costs and expenses:
Cost of operations, exclusive of depreciation and amortization	49,968	59,165	56,245
Depreciation and amortization	60,338	58,762	56,783
Selling, general and administrative	20,315	12,385	16,210
Loss (gain) on disposition of assets	(787)	(1,014)	1,546
Impairment of compression equipment	3,923	—	—
Impairment of goodwill	—	619,411	—
Total costs and expenses	133,757	748,709	130,784
Operating income (loss)	34,894	(569,710)	42,891
Other income (expense):
Interest expense, net	(31,815)	(32,478)	(32,679)
Other	24	23	12
Total other expense	(31,791)	(32,455)	(32,667)
Net income (loss) before income tax expense	3,103	(602,165)	10,224
Income tax expense	419	296	275
Net income (loss)	2,684	(602,461)	9,949
Less: distributions on Preferred Units	(12,188)	(12,187)	(12,188)
Net loss attributable to common and Class B unitholders’ interests	$(9,504)	$(614,648)	$(2,239)

Net income (loss) attributable to:
Common units	$(9,504)	$(614,648)	$1,047
Class B Units	$—	$—	$(3,286)

Weighted average common units outstanding – basic	96,781	96,707	90,209

Weighted average common units outstanding – diluted	96,781	96,707	90,421

Weighted average Class B Units outstanding – basic and diluted	—	—	6,398

Basic and diluted net income (loss) per common unit	$(0.10)	$(6.36)	$0.01

Basic and diluted net loss per Class B Unit	$—	$—	$(0.51)

Distributions declared per common unit	$0.525	$0.525	$0.525

USA COMPRESSION PARTNERS, LP
SELECTED BALANCE SHEET DATA
(In thousands, except unit amounts – Unaudited)

June 30, 2020
Selected Balance Sheet data:
Total assets	$3,057,689
Long-term debt, net	$1,899,070
Total partners’ capital	$457,638

Common units outstanding	96,857,640

USA COMPRESSION PARTNERS, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands — Unaudited)

	Three Months Ended
	June 30, 2020	March 31, 2020	June 30, 2019
Net cash provided by operating activities	$97,355	$50,077	$99,817
Net cash used in investing activities	(21,726)	(42,070)	(41,296)
Net cash used in financing activities	(75,629)	(8,015)	(58,746)

USA COMPRESSION PARTNERS, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED GROSS MARGIN TO GROSS MARGIN
(In thousands — Unaudited)
The following table reconciles Adjusted gross margin to gross margin, its most directly comparable GAAP financial measure, for each of the periods presented:

	Three Months Ended
	June 30, 2020	March 31, 2020	June 30, 2019
Total revenues	$168,651	$178,999	$173,675
Cost of operations, exclusive of depreciation and amortization	(49,968)	(59,165)	(56,245)
Depreciation and amortization	(60,338)	(58,762)	(56,783)
Gross margin	$58,345	$61,072	$60,647
Depreciation and amortization	60,338	58,762	56,783
Adjusted gross margin	$118,683	$119,834	$117,430

USA COMPRESSION PARTNERS, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA TO NET INCOME (LOSS) AND NET CASH PROVIDED BY OPERATING ACTIVITIES
(In thousands — Unaudited)
The following table reconciles Adjusted EBITDA to net income (loss) and net cash provided by operating activities, its most directly comparable GAAP financial measures, for each of the periods presented:

	Three Months Ended
	June 30, 2020	March 31, 2020	June 30, 2019
Net income (loss)	$2,684	$(602,461)	$9,949
Interest expense, net	31,815	32,478	32,679
Depreciation and amortization	60,338	58,762	56,783
Income tax expense	419	296	275
EBITDA	$95,256	$(510,925)	$99,686
Interest income on capital lease	105	124	177
Unit-based compensation expense (income) (1)	4,568	(1,829)	2,706
Transaction expenses (2)	—	—	465
Severance charges	2,416	417	128
Loss (gain) on disposition of assets	(787)	(1,014)	1,546
Impairment of compression equipment (3)	3,923	—	—
Impairment of goodwill (4)	—	619,411	—
Adjusted EBITDA	$105,481	$106,184	$104,708
Interest expense, net	(31,815)	(32,478)	(32,679)
Non-cash interest expense	1,960	1,986	1,975
Income tax expense	(419)	(296)	(275)
Interest income on capital lease	(105)	(124)	(177)
Transaction expenses	—	—	(465)
Severance charges	(2,416)	(417)	(128)
Other	2,349	1,623	486
Changes in operating assets and liabilities	22,320	(26,401)	26,372
Net cash provided by operating activities	$97,355	$50,077	$99,817
________________________
(1)For the three months ended June 30, 2020, March 31, 2020 and June 30, 2019, unit-based compensation expense included $0.9 million, $0.9 million and $0.6 million, respectively, of cash payments related to quarterly payments of distribution equivalent rights on outstanding phantom unit awards and $0.5 million, $0 and $0.3 million, respectively, related to the cash portion of any settlement of phantom unit awards upon vesting. The remainder of the unit-based compensation expense (income) for all periods was related to non-cash adjustments to the unit-based compensation liability.
(2)Represents certain expenses related to potential and completed transactions and other items. The Partnership believes it is useful to investors to exclude these fees.
(3)Represents non-cash charges incurred to write down long-lived assets with recorded values that are not expected to be recovered through future cash flows.
(4)Represents non-cash charges due to the asset carrying amount exceeding fair value as of March 31, 2020.

USA COMPRESSION PARTNERS, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
DISTRIBUTABLE CASH FLOW TO NET INCOME (LOSS) AND NET CASH PROVIDED BY OPERATING ACTIVITIES
(Dollars in thousands — Unaudited)
The following table reconciles Distributable Cash Flow to net income (loss) and net cash provided by operating activities, its most directly comparable GAAP financial measures, for each of the periods presented:

	Three Months Ended
	June 30, 2020	March 31, 2020	June 30, 2019
Net income (loss)	$2,684	$(602,461)	$9,949
Non-cash interest expense	1,960	1,986	1,975
Depreciation and amortization	60,338	58,762	56,783
Non-cash income tax expense	149	123	187
Unit-based compensation expense (income) (1)	4,568	(1,829)	2,706
Transaction expenses (2)	—	—	465
Severance charges	2,416	417	128
Loss (gain) on disposition of assets	(787)	(1,014)	1,546
Impairment of compression equipment (3)	3,923	—	—
Impairment of goodwill (4)	—	619,411	—
Distributions on Preferred Units	(12,188)	(12,187)	(12,188)
Proceeds from insurance recovery	—	336	383
Maintenance capital expenditures (5)	(4,377)	(8,842)	(7,872)
Distributable Cash Flow	$58,686	$54,702	$54,062
Maintenance capital expenditures	4,377	8,842	7,872
Transaction expenses	—	—	(465)
Severance charges	(2,416)	(417)	(128)
Distributions on Preferred Units	12,188	12,187	12,188
Other	2,200	1,164	(84)
Changes in operating assets and liabilities	22,320	(26,401)	26,372
Net cash provided by operating activities	$97,355	$50,077	$99,817

Distributable Cash Flow	$58,686	$54,702	$54,062

Distributions for Distributable Cash Flow Coverage Ratio (6)	$50,850	$50,779	$47,356

Distributable Cash Flow Coverage Ratio	1.15x	1.08x	1.14x
________________________
(1)For the three months ended June 30, 2020, March 31, 2020 and June 30, 2019, unit-based compensation expense included $0.9 million, $0.9 million and $0.6 million, respectively, of cash payments related to quarterly payments of distribution equivalent rights on outstanding phantom unit awards and $0.5 million, $0 and $0.3 million, respectively, related to the cash portion of any settlement of phantom unit awards upon vesting. The remainder of the unit-based compensation expense (income) for all periods was related to non-cash adjustments to the unit-based compensation liability.
(2)Represents certain expenses related to potential and completed transactions and other items. The Partnership believes it is useful to investors to exclude these fees.
(3)Represents non-cash charges incurred to write down long-lived assets with recorded values that are not expected to be recovered through future cash flows.
(4)Represents non-cash charges due to the asset carrying amount exceeding fair value as of March 31, 2020.
(5)Reflects actual maintenance capital expenditures for the periods presented. Maintenance capital expenditures are capital expenditures made to maintain the operating capacity of the Partnership’s assets and extend their useful lives, replace partially or fully depreciated assets, or other capital expenditures that are incurred in maintaining the Partnership’s existing business and related cash flow.
(6)Represents distributions to the holders of the Partnership’s common units as of the record date.

USA COMPRESSION PARTNERS, LP
FULL-YEAR 2020 ADJUSTED EBITDA AND DISTRIBUTABLE CASH FLOW GUIDANCE RANGE
RECONCILIATION TO NET LOSS
(Unaudited)

Guidance
Net loss	$(600.0 million) to $(580.0 million)
Plus: Interest expense, net	128.5 million
Plus: Depreciation and amortization	231.0 million
Plus: Income tax expense	0.5 million
EBITDA	$(240.0 million) to $(220.0 million)
Plus: Interest income on capital lease	0.5 million
Plus: Unit-based compensation expense and other (1)	8.4 million
Plus: Severance charges	2.8 million
Plus: Impairment of compression equipment	3.9 million
Plus: Impairment of goodwill	619.4 million
Adjusted EBITDA	$395.0 million to $415.0 million
Less: Cash interest expense	120.5 million
Less: Current income tax expense	0.5 million
Less: Maintenance capital expenditures	30.0 million
Less: Distributions on Preferred Units	49.0 million
Distributable Cash Flow	$195.0 million to $215.0 million
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(1)Unit-based compensation expense is based on our closing per unit price of $11.83 on July 30, 2020.